UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2022

Biomea Fusion, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40335	82-2520134
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Middlefield Road, 4th Floor Redwood City, California	94063
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 650 980-9099

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	BMEA	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On November 25, 2022, Biomea Fusion, Inc. (the “Company”) entered into an equity distribution agreement (the “Agreement”) with Piper Sandler & Co., as sales agent (the “Sales Agent”), with respect to an “at the market offering” program. Pursuant to the prospectus supplement relating to the Offering (as defined below), dated as of November 25, 2022 (the “Prospectus Supplement”), the Company may offer and sell, from time to time in its sole discretion, shares of its common stock, par value $0.0001 per share (the “Common Stock”), having an aggregate offering price of up to $100 million (the “Shares”) through the Sales Agent (the “Offering”).

Any Shares offered and sold in the Offering will be issued pursuant to the Company’s effective registration statement on Form S-3 (File No. 333-267884), filed with the Securities and Exchange Commission (the “Commission”) on October 14, 2022 (the “Registration Statement”), including the base prospectus contained therein, the Prospectus Supplement, and any applicable additional prospectus supplements related to the Offering that form a part of the Registration Statement.

The Sales Agent may sell the Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) of the Securities Act of 1933, as amended, including sales made directly through The Nasdaq Global Select Market (“Nasdaq”) or on any other existing trading market for the Common Stock. The Sales Agent will use commercially reasonable efforts to sell the Shares from time to time consistent with their normal sales practices and applicable federal rules, regulations and Nasdaq rules, based upon instructions from the Company (including any price, time or size limits or other customary parameters or conditions the Company may impose). The Company will pay the Sales Agent a commission up to 3.0% of the gross sales proceeds of any Shares sold through the Sales Agent under the Agreement, and also has provided the Agent with customary indemnification and contribution rights.

The Sales Agent is not required to sell any specific number or dollar amount of securities, but will use commercially reasonable efforts to sell, on behalf of the Company, all of the shares of Common Stock requested to be sold by the Company, consistent with their normal trading and sales practices, on mutually agreed terms between the Sales Agent and the Company. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the opinion of Goodwin Procter LLP relating to the legality of the issuance and sale of the shares in the Offering is attached as Exhibit 5.1 hereto.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1	Equity Distribution Agreement, dated November 25, 2022, by and between the Company and Piper Sandler & Co.

5.1	Opinion of Goodwin Procter LLP as to the legality of the securities being registered

23.1	Consent of Goodwin Procter LLP (contained in Exhibit 5.1 above)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Biomea Fusion Inc.

Date: November 25, 2022	By:	/s/ Thomas Butler
Thomas Butler
Principal Executive Officer